                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                      TO

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  June 5, 1998



                              APPLIED POWER INC.
                              -----------------
            (Exact name of Registrant as specified in its charter)


         WISCONSIN                1-11288                   39-0168610
         ---------                -------                   ----------
 (State of incorporation)   (Commission File No.)   (I.R.S. Employer Id. No.)


                        13000 WEST SILVER SPRING DRIVE
                           BUTLER, WISCONSIN  53007
         MAILING ADDRESS:  P. O. BOX 325, MILWAUKEE, WISCONSIN  53201
         ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (414) 781-6600
                                --------------
             (Registrant's telephone number, including area code)

The undersigned registrant hereby amends Item 7 including the financial statements, exhibits or other portions of financial information filed for VERO Group plc ("VERO") on Form 8-K dated as of June 5, 1998 (the "VERO 8-K").

The financial statements and related footnotes as previously filed in the VERO 8-K have been amended to reflect that the financial data presented for VERO's fiscal year ended December 31, 1996 is not covered by the audit opinion of Ernst & Young for the year ended December 31, 1997 filed as part of the VERO 8-K. As such, the 1996 financial data has been marked as "unaudited." Additionally, footnote number 23 has been added to reconcile certain information presented under generally accepted accounting principles in the United Kingdom to generally accepted accounting principles in the United States. The related updated accountants' consent as Exhibit 23 is also being filed.

                                   SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 APPLIED POWER INC.


June 30, 1998                    By: /s/ Robert C. Arzbaecher
                                     -------------------------------------
                                     Robert C. Arzbaecher
                                     Vice President and
                                     Chief Financial Officer

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

 (a) Financial Statements of Businesses Acquired:

     The following financial statements of VERO prepared in accordance with generally accepted accounting principles in the United Kingdom are included herein from pages 17 through 35 of VERO's 1997 Annual Report which is filed herewith as Exhibit 99.1. These financial statements are not the statutory accounts of VERO. The statutory accounts for the years ended December 31, 1997 and 1996 have been delivered to the Registrar of Companies for England and Wales and the auditors' reports thereon were unqualified:

          Report of Independent Auditors

          Consolidated Profit and Loss Account for the years ended December 31, 1997 and 1996

          Consolidated Balance Sheet as of December 31, 1997 and 1996

          Consolidated Cash Flow Statement for the years ended December 31, 1997 and 1996

          Consolidated Statement of Total Recognized Gains and Losses for the years ended December 31, 1997 and 1996

          Reconciliation of Movements in Consolidated Shareholders' Fund for the years ended December 31, 1997 and 1996

          Company Balance Sheet as of December 31, 1997 and 1996

          Accounting Policies

          Notes to the Accounts

 (b) Pro Forma Financial Information:

     The following unaudited pro forma condensed consolidated financial statements of Applied Power Inc. and subsidiaries, reflecting the acquisition of VERO, are filed herewith:

          Introduction to Pro Forma Condensed Consolidated Financial Statements of Applied Power Inc. and VERO Group plc

          Applied Power Inc. and VERO Group plc Pro Forma Condensed Consolidated Balance Sheet as of February 28, 1998 and the related Pro Forma Condensed Consolidated Statement of Earnings for the six months then ended (unaudited)

          Pro Forma Condensed Consolidated Statement of Earnings for the year ended August 31, 1997 (unaudited)

          Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

 (c) Exhibits:

     See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

                     APPLIED POWER INC. AND VERO GROUP PLC

     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     ---------------------------------------------------------------------
                                   Unaudited

As described under Item 2 of this report, Applied Power Inc. (the "Company" or "API"), through Applied Power Limited, a wholly owned subsidiary, acquired by means of a tender offer and market purchases of shares over 90% of the outstanding shares of common stock of VERO Group plc ("VERO") at a price of 192 pence per share in cash.

The following unaudited pro forma condensed consolidated balance sheet and statements of earnings (the "pro forma statements") give effect to the acquisition of VERO using the purchase method of accounting and are based on the estimates and assumptions set forth in the notes to such pro forma statements. The pro forma statements have been prepared by the Company utilizing the historical financial statements of the Company and notes thereto which were contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 and the unaudited condensed consolidated interim financial information contained in the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and the audited financial statements and notes thereto of VERO for the year ended December 31, 1997, included as Item 7(a) of this report, and VERO's unaudited interim results for the six months ended June 30, 1997. VERO's reporting currency is the United Kingdom pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, VERO's financial information in the accompanying pro forma combined financial statements has been adjusted to confirm with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma combined balance sheet at February 28, 1998 and the related amortization expense included in the pro forma combined statements of earnings for the six months ended February 28, 1998 and the twelve months ended August 31, 1997.

These pro forma statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma statements are not necessarily indicative of the future consolidated financial position and results of operation or those which would have occurred had the acquisition been consummated as of the dates reflected in the pro forma statements. In reviewing the pro forma statements, the reader should consider the following:

1. The historical amounts of VERO were compiled to conform, as closely as possible, to the fiscal year of the Company. The historical income statement for VERO covers the twelve month period beginning January 1 through December 31. For pro forma purposes, the VERO income statement has been adjusted to cover the twelve month period beginning July 1, 1996 through June 30, 1997.

2. The following pro forma financial statements do not reflect any adjustments for the various synergies or cost reductions the Company expects to achieve as a result of the acquisition.

                     APPLIED POWER INC. AND VERO GROUP PLC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                             API       VERSA/TEK        ZERO                                   VERO
                          SIX MONTHS  SEPTEMBER 1,   SIX MONTHS                             SIX MONTHS
                            ENDED          TO          ENDED                    SUB-TOTAL    ENDED                        TOTAL
                         FEBRUARY 28,  OCTOBER 6,   DECEMBER 31,                PRO FORMA  DECEMBER 31,                  PRO FORMA
                           1998(1)      1997(1)       1997(1)      ADJUSTMENTS   COMBINED     1997(1)       ADJUSTMENTS   COMBINED
                         ------------ ------------  ------------   -----------   ---------  ------------    -----------   ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales..............    $425,834      $9,330       $131,375                  $566,539     $83,927                     $650,466
Cost of products sold..     276,677       6,637         87,731           24 (4)  371 069      58,204                      429,273
                           --------      ------       --------       ------     --------     -------                     --------
 Gross profit..........     149,157       2,693         43,644          (24)     195,470      25,723                      221,193
Engineering, selling
 and administrative
 expenses..............      97,594       1,302         25,570         (706)(3)  123,760      17,987                      141,747
Amortization of
 intangible assets.....       5,201         --              --          706 (3)    6,144         236           1,692 (5)    8,072
                                                                        237 (4)
                           --------      ------       --------       ------     --------     -------         -------     --------
 Operating earnings....      46,362       1,391         18,074         (261)      65,566       7,500          (1,692)      71,374
Other Expenses
 (Income):
 Net financing costs...       9,470         (11)         1,964          763 (4)   12,186         201           6,493 (5)   18,880

 Other--net............        (195)        100         (2,232)(10)               (2,327)        --                        (2,327)
                           --------      ------       --------       ------     --------     -------         -------     --------
Net Earnings from
 Continuing Operations
 Before Income Tax
 Expense...............      37,087       1,302         18,342       (1,024)      55,707       7,299          (8,185)      54,821
Income Tax Expense(11).      12,981         --           6,636         (201)(4)   19,416       2,541          (2,155)(5)   19,802

                           --------      ------       --------       ------     --------     -------         -------     --------
Net Earnings from
 Continuing Operations.    $ 24,106      $1,302       $ 11,706 (10)  $ (823)    $ 36,291     $ 4,758         $(6,030)    $ 35,019
                           ========      ======       ========       ======     ========     =======         =======     ========
Net earnings from
 continuing operations
 per common and
 equivalent share:
 Basic.................    $   0.87                   $   0.95 (10)             $   0.95                                 $   0.92
 Diluted...............    $   0.82                   $   0.93 (10)             $   0.90                                 $   0.87
Common and equivalent
 shares used in
 computing per share
 amounts:
 Basic.................      27,728                     12,344       (1,852)(2)   38,220                                   38,220
 Diluted...............      29,371                     12,649       (1,897)(2)   40,123                                   40,123

        See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                    EVEREST    VERSA/TEK    ZERO                                  VERO
                         API     SEPTEMBER 1,    YEAR       YEAR                                  YEAR
                      YEAR ENDED      TO         ENDED     ENDED                   SUB-TOTAL     ENDED                 TOTAL
                      AUGUST 31, SEPTEMBER 26, JUNE 30,   JUNE 30,    ADJUST-      PRO FORMA    JUNE 30,  ADJUST-    PRO FORMA
                       1997 (1)    1996 (1)    1997 (1)   1997 (1)     MENTS       COMBINED     1997 (1)   MENTS      COMBINED
                      ---------- ------------- ---------  --------    --------     ----------   -------- --------    ----------
                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...........   $672,316     $3,496      $95,288   $235,330    $  5,701 (7) $1,012,131   $163,270             $1,175,401
Cost of products
 sold...............    419,420      2,663       69,773    158,195          20 (6)    654,668    106,492                761,160
                                                                         4,597 (7)
                       --------     ------      -------   --------    --------     ----------   --------             ----------
 Gross profit.......    252,896        833       25,515     77,135       1,084        357,463     56,778                414,241
Engineering, selling
 and administrative
 expenses...........    173,200        304       14,552     46,377      (1,194)(3)    233,994     37,233                271,227
Amortization of                                                            755 (7)
 intangible assets..      6,813        125          --         --        1,194 (3)     11,289        473    3,384 (8)    15,146
                                                                           145 (6)
                                                                         3,012 (7)

                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
 Operating earnings.     72,883        404       10,963     30,758      (2,828)      112,180      19,072   (3,384)      127,868
Other Expenses
 (Income):
 Net financing
  costs.............     12,003        (23)         (32)     4,095         282 (6)    25,832         653   12,986 (8)    39,471
                                                                         9,507 (7)

 Other--net.........     (1,863)       (47)         607     (1,393)         (3)(7)    (2,699)        --                  (2,699)
                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
Net Earnings from
 Continuing
 Operations Before
 Income Tax Expense.     62,743        474       10,388     28,056     (12,614)       89,047      18,419  (16,370)       91,096
Income Tax
 Expense (11).......     20,705        --         4,216     11,165          62 (6)    32,413       6,649   (4,464)(8)    34,598
                                                                        (3,735)(7)

                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
Net Earnings from
 Continuing
 Operations.........   $ 42,038     $  474      $ 6,172   $ 16,891    $ (8,941)    $  56,634    $ 11,770 $(11,906)   $   56,498
                       ========     ======      =======   ========    ========     ==========   ======== ========    ==========
Net earnings from
 continuing
 operations per
 common and
 equivalent share:
 Basic..............   $   1.53                           $   1.38                 $    1.49                          $     1.49
 Diluted............   $   1.46                           $   1.36                 $    1.44                          $     1.44
Common and
 equivalent shares
 used in computing
 per share amounts:
 Basic..............     27,530                             12,213      (1,832)(2)    37,911                              37,911
 Diluted............     28,754                             12,450      (1,868)(2)    39,337                              39,336

         See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             API         ZERO                     SUB-TOTAL      VERO                      TOTAL
                         FEBRUARY 28, DECEMBER 31,                PRO FORMA   DECEMBER 31,               PRO FORMA
         ASSETS            1998 (1)     1997 (1)   ADJUSTMENTS    COMBINED      1997 (1)   ADJUSTMENTS    COMBINED
         ------          ------------ ------------ -----------    ---------   ------------ -----------   ----------
                                                 (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Current Assets
 Cash and cash
  equivalents...........  $   7,010     $ 22,051                  $  29,061    $  6,756                  $   35,817
 Short-term
  investments...........        --         4,918                      4,918         --                        4,918
 Accounts receivable,
  net...................     76,908       37,537                    114,445      27,851                     142,296
 Inventories............    130,190       34,137                    164,327      22,765                     187,092
 Prepaid income tax.....     12,453          --                      12,453         --                       12,453
 Prepaid expenses.......     11,116        3,736                     14,852       2,020                      16,872
                          ---------     --------                  ---------    --------                  ----------
   Total Current Assets.    237,677      102,379                    340,056      59,392                     399,448
Investment in VERO
 Group, PLV.............        --           --                         --          --        192,384 (9a)      --
                                                                                             (192,384)(9b)
Other Assets............     10,397       17,259      (2,718)(3)     24,938       1,359                      26,297
Goodwill................    260,361       37,391                    297,752      17,010       135,367 (9b)  450,129
Other Intangibles.......     46,688          --        2,718 (3)     49,406         --                       49,406
Property, Plant and
 Equipment..............    257,259      106,776                    364,035      37,154                     401,189
 Less: Accumulated
  depreciation..........   (133,019)     (57,444)                  (190,463)     (8,892)                   (199,355)
                          ---------     --------                  ---------    --------                  ----------
Net Property, Plant and
 Equipment..............    124,240       49,332                    173,572      28,262                     201,834
                          ---------     --------     -------      ---------    --------     ---------    ----------
   Total Assets.........  $ 679,363     $206,361     $   --       $ 885,724    $106,023     $ 135,367    $1,127,114
                          =========     ========     =======      =========    ========     =========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
 Short-term borrowings..  $  15,585     $    --                    $  15,585   $    842                  $   16,427
 Trade accounts
  payable...............     62,335        7,827                      70,162     14,993                      85,155
 Accrued compensation
  and benefits..........     28,207        7,246                      35,453        --                       35,453
 Income taxes payable...      4,118          573                       4,691      4,757                       9,448
 Other current
  liabilities...........     24,975        8,420                      33,395     17,747                      51,142
                          ---------     --------                   ---------   --------                  ----------
   Total Current
    Liabilities.........    135,220       24,066                     159,286     38,339                     197,625
Long-term Debt..........    272,262       51,573                     323,835     10,251       192,384 (9a)  526,470
Deferred Income Tax.....     16,913          --                       16,913        416                      17,329
Other Deferred
 Liabilities............     27,241       13,084                      40,325        --                       40,325
Shareholders' Equity
 Common stock (API:
  27,836,656 shares;
  ZERO 12,391,197
  shares; and
  38,369,173 shares on
  a pro forma combined
  basis)................      5,567          166          --           5,733      4,964        (4,964)        5,733
 Additional paid-in
  capital...............     38,538       39,289          --          77,827     30,094       (30,094)       77,827
 Retained earnings......    190,049      151,899          --         341,948     23,578       (21,959)      343,567
 Cumulative translation
  adjustments...........     (6,427)         100                      (6,327)    (1,619)                     (7,946)
 Treasury stock.........        --       (73,816)                    (73,816)       --                      (73,816)
                          ---------     --------    ---------      ---------   --------      --------    ----------
   Total Shareholders'
    Equity..............    227,727      117,638                     345,365     57,017       (57,017)(9b)  345,365
                          ---------     --------    ---------      ---------   --------      --------    ----------
   Total Liabilities and
    Shareholders'
    Equity..............  $ 679,363     $206,361    $     --       $ 885,724   $106,023      $135,367    $1,127,114
                          =========     ========    =========      =========   ========      ========    ==========

         See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

  The Company's consolidated statements of earnings for the six months ended February 28, 1998 (unaudited) and for the fiscal year ended August 31, 1997, have been combined with the VERO consolidated statements of income for the six months ended December 31, 1997 and for the twelve months ended June 30, 1997 (both unaudited) respectively. The Company's February 28, 1998 unaudited consolidated balance sheet has been combined with VERO's December 31, 1997 audited consolidated balance sheet.

On April 6, 1998, the Company and ZERO Corporation ("ZERO") jointly announced that they had entered a definitive strategic merger agreement in which a newly created subsidiary of the Company will be merged into ZERO. Under the terms of the merger, ZERO stockholders will receive .85 shares of the Company's common stock for each share of ZERO common stock. Approved by the boards of directors of both companies, consummation of the Merger is subject to approval by the stockholders of both companies and satisfaction of certain other conditions. The Merger would be accounted for as a pooling of interests and is expected to be completed in July 1998. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by the Company on October 6, 1997, for the period from September 1 to October 6, 1997 and the operating results of ZERO for the six months ended December 31, 1997. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by the Company on September 26, 1996, for the period from September 1 to September 26, 1996, and the operating results of Versa/Tek and ZERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in the Company's historic results (presented in the first column of the accompanying combined financial statements) for the six months ended February 28, 1998 and the year ended August 31, 1997.

  VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, VERO's financial information in the accompanying pro forma combined financial statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma combined balance sheet at February 28, 1998 and the related amortization expense included in the pro forma combined statements of earnings for the six months ended February 28, 1998 and the twelve months ended August 31, 1997.

NOTE 2--PRO FORMA NET EARNINGS PER SHARE

  The unaudited pro forma combined net earnings per common share and per common and equivalent share is based upon the weighted average number of common and equivalent shares of API and ZERO outstanding for each period at the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.

NOTE 3--RECLASSIFICATIONS (ZERO)

  Certain reclassifications, none of which affect income from continuing operations, have been made to the ZERO statements of income in the pro forma combined statements of earnings to conform classifications of "Amortization of intangible assets" and to ZERO's balance sheet in the pro forma combined balance sheet to conform classifications of "Other intangibles."

NOTE 4--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the Versa/Tek acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.5%...................................................   $  (763)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being
         depreciated over a 7 year life............................       (24)
      3. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction, over
         periods of 10 to 30 years.................................      (237)
      4. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1, 2 and 3 above (with the exception of non-
         deductible amortization)..................................       201
                                                                     --------
                                                                      $  (823)
                                                                     ========

NOTE 5--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.75%........................................................  $(6,493)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life.............................   (1,692)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less the effect of pro forma adjustments in 1 and 2 above (with the
         exception of non-deductible amortization)....................    2,155
                                                                        -------
                                                                        $(6,030)
                                                                        =======

NOTE 6--PRO FORMA ADJUSTMENTS (EVEREST)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Everest acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.5%.........................................................  $  (282)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated over
         a 7 year life................................................      (20)
      3. Reflect amortization of goodwill arising from this
         transaction, over a 25 year life.............................     (145)
      4. Increase in income taxes applying a 41% effective U.S. and
         California state income tax rate to the earnings of Everest,
         less the effect of pro forma adjustments in 1, 2 and 3 above.      (62)
                                                                        -------
                                                                        $  (509)
                                                                        =======

NOTE 7--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 to reflect a full year of Eder Industries in Versa/Tek (Eder was acquired by Versa/Tek on October 31, 1996).

      1. Add historical operating results of Eder for the four-month period July 1, 1996 to 10/31/96 (date of Versa/Tek's
         acquisition)
           Net Sales................................................. $  6,338
           Cost of Products Sold.....................................   (4,924)
           Engineering, Selling and Administrative Expenses..........     (755)
           Financing Costs...........................................      (19)
           Other Income..............................................        3
      2. Eliminate intercompany sales and purchases between Eder and
         Versa/Tek...................................................      637
                                                                          (637)
      3. Incremental interest expense/elimination of interest income relating to the cash borrowed/used in the acquisition at a
         rate of 6.5%................................................     (333)
      4. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated
         over periods of 10 to 30 years..............................      (24)
      5. Reflect additional amortization of goodwill and other
         intangibles arising from the Eder transaction over periods
         of 3 to 40 years............................................     (163)
                                                                      --------
                                                                      $    123
                                                                      ========

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Versa Tek acquisition.

      6. Incremental interest expense on acquisition debt at a
         rate of 6.5%.............................................  $ (9,155)
      7. Increase in depreciation expense resulting from
         adjustment to carrying amount of plant and equipment
         being depreciated over a 7 year life.....................      (286)
      8. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction over
         periods of 10 to 40 years................................    (2,849)
      9. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1 through 8 above (with the exception of
         non-deductible amortization).............................     3,735
                                                                   ---------
                                                                    $ (8,555)
                                                                   =========

NOTE 8--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for API's year ended August 31, 1997 as a result of the VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.75%..................................................   $(12,986)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life..........................     (3,384)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less
         the effect of pro forma adjustments 1 and 2 above (with
         the exception of non-deductible amortization).............      4,464
                                                                     ---------
                                                                      $(11,906)
                                                                     =========

NOTE 9--PRO FORMA ADJUSTMENTS (VERO)

  (a) The following pro forma adjustments are incorporated in the pro forma combined balance sheet at February 28, 1998 as a result of the VERO acquisition.

      Purchase price of outstanding shares..........................  $192,384

  (b) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in VERO:

      VERO net assets--as reported..................................  $ 57,017
      Fair value adjustments:
        Record goodwill acquired....................................   135,367
                                                                     ---------
          Investment in VERO........................................  $192,384
                                                                     =========

Because of the proximity of the transaction, API has not had adequate time to complete its evaluation of the fair value of the net assets acquired in the VERO transaction. As a result, no fair value adjustments have been reflected in these pro forma statements.

NOTE 10--SPECIAL ITEM (ZERO)

  Other Income--net for the six months ended December 31, 1997 includes life insurance proceeds of $1,709 ($0.14 per share).

NOTE 11--INCOME TAX EXPENSE

  Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit.

                              APPLIED POWER INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT
                         Date of Report:  June 5, 1998

Exhibit                                                          Filed
Number              Description                                Herewith
------              -----------                                --------
4.1                 Multicurrency Credit Agreement                   X
                    dated as of June 18, 1998, among
                    Applied Power Inc. and Enerpac
                    B.V., as Borrowers, various financial
                    institutions from time to time party
                    thereto, as Lenders, The First National
                    Bank of Chicago, as Syndication
                    Agent, Societe Generale, as Documentation
                    Agent, and Bank of America National
                    Trust and Savings Association, as
                    Administrative Agent, arranged by
                    BancAmerica Robertson Stephens

23                  Consent of Ernst & Young                         X


99.1                Consolidated balance sheet of VERO               X
                    Group plc and subsidiaries as of
                    December 31, 1997 and 1996 and related
                    consolidated profit and loss account and
                    cash flow for each of the two years in the
                    period ended December 31, 1997, and the
                    notes thereto and auditors' report thereon,
                    included herein in Item 7(a) of this report


                                      15